UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2013

NGL ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-35172	27-3427920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6120 South Yale Avenue
Suite 805
Tulsa, Oklahoma 74136

(Address of principal executive offices) (Zip Code)

(918) 481-1119

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 3.01.                                        Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

NGL Energy Holdings LLC (the “General Partner”), the general partner of NGL Energy Partners LP (the “Partnership”), has entered into a Third Amended and Restated Limited Liability Company Agreement (the “Amended and Restated LLC Agreement”) to provide for certain board appointment rights granted in connection with the Partnership’s previously completed acquisition of High Sierra Energy, LP and to make conforming changes to incorporate the terms of a prior amendment and other administrative changes.

The description of the Amended and Restated LLC Agreement is qualified in its entirety by reference to the full text of the Amended and Restated LLC Agreement, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and which is incorporated into this Item 5.03 by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Third Amended and Restated Limited Liability Company Agreement of NGL Energy Holdings LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGL ENERGY PARTNERS LP

	By:	NGL Energy Holdings LLC, its general partner

Date: February 28, 2013		By:	/s/ H. Michael Krimbill
H. Michael Krimbill
Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Third Amended and Restated Limited Liability Company Agreement of NGL Energy Holdings LLC